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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
    Date of Report (date of earliest event reported): February 2, 2001

                      Commission File Number: 1-9759



                              IMC Global Inc.
          (Exact name of Registrant as specified in its charter)


            Delaware                                   36-3492467
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                              100 South Saunders Road
                            Lake Forest, Illinois 60045
                                  (847) 739-1200
                (Address and telephone number, including area code,
                    of registrant's principal executive offices)


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Item 5. Other Events and Regulation FD Disclosures.

      In January 2001, IMC Global Inc. ("Company") amended its $550.0 million long-term credit facility, maturing in December 2002, and its $250.0 million short-term credit facility, maturing in September 2001 (collectively, "Credit Facilities").

      The principal revisions that were made to the Credit Facilities by the January 2001 amendments were: (i) to restrict capital expenditures to an amount above the Company's currently anticipated capital expenditure levels; (ii) to generally restrict the payment of dividends, distributions and certain other payments to an aggregate of $40.0 million per year, other than as required in connection with the Company's interest in Phosphate Resource Partners Limited Partnership ("PLP"); (iii) to amend certain financial covenants (leverage ratio and interest coverage ratio), including retroactive amendments to those covenants as of December 31, 2000; (iv) to provide for the issuance of guarantees of the Credit Facilities by certain IMC subsidiaries as described below;
      (v) to add the requirement to secure the Credit Facilities under certain circumstances as described below; (vi) to provide for the contingent reduction of lending commitments (up to $150.0 million) in the amount of 50% of the proceeds of asset sales and equity issuances; (vii) to add PLP as a borrower under the Credit Facilities; and (viii) to increase applicable commitment fees and interest  rates.  As  amended, commitment fees  associated  with  the short-term and long-term facilities vary depending upon the Company's credit ratings and are currently 20.0 basis points and
      22.5 basis points, respectively. Interest rates associated with the short-term and long-term facilities also vary depending upon the Company's credit ratings and are currently LIBOR plus 117.5 basis points and LIBOR plus 115.0 basis points, respectively.

      The Credit Facilities are currently unsecured but, as a result of the recent amendments, borrowings by the Company are now guaranteed by the Company's material domestic subsidiaries. Such guarantees by PLP and IMC Phosphates Company are limited by the amount of existing intercompany debt owed by such entities to the Company and its other subsidiaries. The Company has agreed to secure the facilities with substantially all of the stock and other equity interests and the assets of its domestic subsidiaries and with a portion of the stock and other equity interests of its foreign subsidiaries in the event that either (i) the Company's credit rating falls on its senior unsecured long term debt securities to BB (S&P) or Ba2 (Moody's) or
      (ii) the Company is unable to maintain its leverage ratio (as defined in the Credit Facilities) below 4.40 to 1.00 as of March 31, 2001 or thereafter. In addition, the Company has agreed to secure the facilities with substantially all of the stock and other equity interests of its domestic subsidiaries and with a portion of the stock and other equity interests of its foreign subsidiaries in the event that the Company's credit rating falls to BB+ (S&P) and Ba1 (Moody's). In either event, debt issued under certain other debt instruments of the Company and its subsidiaries will participate on an equal and ratable basis with the lenders under the Credit Facilities in the security interest granted in some or all of the collateral that secures the Credit Facilities. In the event that the Company becomes obligated to secure the Credit Facilities with assets (including accounts receivable), the Company will terminate its existing accounts receivable securitization facility.

      The Credit Facilities, as amended, also continue to contain provisions, substantially unchanged, which: (i) restrict the ability of the Company and its subsidiaries to dispose of a substantial portion of its consolidated assets; (ii) limit the creation of additional liens on the Company's and its subsidiaries' assets; and
      (iii) limit the Company's subsidiaries' incurrence of debt. The Credit Facilities also continue to contain financial and other covenants.


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                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              IMC Global Inc.

                                       /s/    J. Bradford James
                                       --------------------------------
                                              J. Bradford James
                                              Executive Vice President and
                                              Chief Financial Officer


Date:  February 2, 2001